                                                                   EXHIBIT 10.40


NEITHER THIS NOTE NOR ANY SECURITIES WHICH MAY BE ISSUED UPON THE EXERCISE OF THE WARRANTS HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR OTHERWISE QUALIFIED UNDER ANY STATE SECURITIES LAW. NEITHER THIS NOTE NOR ANY SUCH SECURITIES MAY BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND REGISTRATION OR OTHER QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION OR OTHER QUALIFICATION IS NOT REQUIRED.


THIS NOTE IS SUBJECT TO THE TERMS OF THE SUBORDINATION AGREEMENT (AS DEFINED HEREIN IN SECTION 8) IN FAVOR OF PNC BANK, NATIONAL ASSOCIATION, AS AGENT FOR CERTAIN BANKS. NOTWITHSTANDING ANY CONTRARY STATEMENT CONTAINED IN THE WITHIN INSTRUMENT, NO PAYMENT ON ACCOUNT OF ANY OBLIGATION ARISING FROM OR IN CONNECTION WITH THE WITHIN INSTRUMENT OR ANY RELATED AGREEMENT (WHETHER OF PRINCIPAL, INTEREST OR OTHERWISE) SHALL BE MADE, PAID, RECEIVED OR ACCEPTED EXCEPT IN ACCORDANCE WITH THE TERMS OF THE SUBORDINATION AGREEMENT.


                            CECO Environmental Corp.
                                   REPLACEMENT
                                 PROMISSORY NOTE

$500,000                                                          March 12, 2001

         WHEREAS, ICS Trustee Services, Ltd. ("ICS") has prior to this date advanced $500,000 (the "Advance") to CECO Environmental Corp.

         WHEREAS, the terms of the Advance are set forth in a Promissory Note dated December 7, 1999, (the "Original Note"), which Original Note shall be cancelled and replaced by this Replacement Promissory Note.

         FOR VALUE RECEIVED, the undersigned, CECO Environmental Corp. (the "Company"), a New York corporation, hereby promises to pay to the order of ICS or registered assigns ("Holder"), the principal sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000) on the Maturity Date, as defined in Section 1 below. This
Note is part of a series of Notes of like tenor and effect to this Note in the aggregate principal amount of $5,000,000 issued in connection with a financing by the Company (the "1999 Subordinated Notes").

         1. Maturity. This Note shall be due and payable upon the earlier to occur of the following events (the "Maturity Date"): (i) six and one-half
(6 1/2) years from the December 7, 1999; (ii) six (6) months after repayment of the Superior Debt (as defined in Section 8 below); or (iii) the closing (any such closing referred to as the "Closing") of a Sale Transaction. For purposes of this Note, a Sale Transaction shall mean (i) a merger, consolidation, corporate reorganization, or sale of shares of stock of the Company as a result of which there is a change in control and/or the shareholders of the Company on the date hereof ("Current Shareholders") own 50% or less of the outstanding shares of the Company on a fully-diluted basis immediately after the transaction and, including as outstanding for purposes of such calculation, any warrants, options or other instruments convertible or exchangeable into equity securities of the Company issued to persons other than the Current Shareholders in connection with the transaction or (ii) the sale of (A) fifty percent or more of the assets of the Company or (B) any subsidiary, division or line of business of the Company for total consideration in excess of $5 million.

         2. Interest. Interest shall accrue on the unpaid principal balance hereof and on any interest payment that is not made when due at the simple compounded rate of twelve percent (12%) per annum from the date hereof. Accrued Interest shall be due and payable on June 30 and December 31 of each year commencing June 30, 2000 and on the Maturity Date. Notwithstanding the foregoing, interest due under this Note on June 30, 2000 and December 31, 2000, will be paid in accordance with the terms of the Subordination Agreement. It shall not be a default hereunder and interest will not accrue on any portion of such interest payments deferred pursuant to the Subordination Agreement ("Deferred Interest") so long as the Deferred Interest is paid at the time and in the manner allowed by the Subordination Agreement. In the Event of Default (as defined herein), interest shall accrue on all unpaid amounts due hereunder including without limitation, interest, at the rate of fifteen percent (15%) per annum. If a judgment is entered against the Company on this Note, the amount of the judgment so entered shall bear interest at the highest rate authorized by law as of the date of the entry of the judgment.

         3. Payments. Payments of both principal and interest shall be made at the principal executive office of the Company, or such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

            So long as no Event of Default has occurred in this Note, all payments hereunder shall first be applied to interest, then to principal. Upon the occurrence of an Event of Default in this Note, all payments hereunder shall first be applied to costs pursuant to Section 13.5, then to interest and the remainder to principal.

         4. Registration, Transfer and Exchange of Notes. The Company will keep at its principal office a register in which it will provide for the registration of and transfer of this Note, at its own expense (excluding transfer taxes). If any Note is surrendered at said office or at the place of payment named in the Note for registration of transfer or exchange (accompanied in the case of registration of transfer or exchange by a written instrument of transfer in form satisfactory to the Company duly executed by or on behalf of the holder), the Company, at its expense, will deliver in exchange one or more new Notes in denominations of $10,000 or larger multiples of $1,000, as requested by the holder for the aggregate unpaid principal amount. Any Note or Notes issued in a transfer or exchange shall carry the same rights to increase Notes surrendered. The Holder agrees that prior to making any sale, transfer, pledge, assignment, hypothecation, or other disposition (each, a "Transfer") of the Note, the Holder shall give written notice to the Company describing the manner in which any such proposed Transfer is to be made and providing such additional information and documentation regarding the Transfer as the Company reasonably requests. If the Company so requests, the Holder shall at his expense provide the Company with an opinion of counsel (which counsel must be reasonably satisfactory to the Company, to the holder, in form and substance satisfactory to the Company) that the proposed Transfer complies with applicable federal and state securities laws. The Company shall have no obligation to Transfer any Notes unless the holder thereof has complied with the foregoing provisions, and any such attempted Transfer shall be null and void.

         5. Registered Owner. Prior to due presentation for registration of transfer, the Company may treat the person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, and interest on, such Note and for all other purposes.

         6. Conversion.

            a. Conversion Procedure.

                           (1) At any time and from time to time, the Company may elect to convert all or any portion of the unpaid principal balance on any 1999 Subordinated Note into the number of shares of common stock of the Company, $0.01 par value per share ("Common Stock") computed by multiplying the unpaid principal balance to be converted times $1.00 per share and dividing the result by the 1999 Subordinated Note Conversion Price determined pursuant to Section 6.b. The Company shall pay to the holder of each 1999 Subordinated Note so converted, all accrued and unpaid interest in cash or, at the Company's option, in Common Stock valued at Fair Market Value, at the time of conversion with respect to such 1999 Subordinated Note so converted with no further interest accruing or payable on the converted portion of the 1999 Subordinated Note.

                           (2) Each conversion of all or any portion of a 1999 Subordinated Note will be deemed to have been effected as of the close of business on the date on which the Company gives written notice to a holder of such 1999 Subordinated Note that the Company shall convert all or part of such 1999 Subordinated Note. At such time as such conversion has been effected, the rights of the holder of such 1999 Subordinated Note as provided hereunder with respect to the portion of the 1999 Subordinated Note to be converted will cease, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                           (3) As soon as possible after a conversion has been effected and in no event later than twenty (20) business days thereafter, the Company will deliver to the converting holder:

                               (a) a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the holder of the converted 1999 Subordinated Note has specified;

                               (b) payment of all accrued and unpaid interest on such converted portion of the 1999 Subordinated Note;

                               (c) the amount payable under Subsection 6.a.(6) below with respect to such conversion; and

                               (d) if applicable, a replacement 1999
         Subordinated Note representing any portion of the 1999 Subordinated Note which was not converted.

                           (4) The issuance of certificates for shares of Common Stock upon conversion of a 1999 Subordinated Note will be made without charge to the holders of such 1999 Subordinated Note for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of all or any portion of a 1999 Subordinated Note, the Company will take all such actions as are necessary in order to insure that the Common Stock issued as a result of such conversion is validly issued, fully paid and nonassessable.

                           (5) The Company will not close its books against the transfer of Common Stock issued or issuable upon conversion of the 1999 Subordinated Notes in any manner which interferes with the timely conversion of the 1999 Subordinated Notes.

                           (6) If any fractional interest in a share of Common Stock would, except for the provisions of this Subsection 6.a.(6), be deliverable upon any conversion of any 1999 Subordinated Note, the Company, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Fair Market Value of such fractional interest as of the date of conversion.

                           (7) Any 1999 Subordinated Notes which are converted shall be canceled and will not be reissued or otherwise transferred.

                           (8) The Company will take such corporate action as may be necessary from time to time so that at all times it will have authorized, and reserved out of its authorized but unissued Common Stock for the sole purpose of issuance upon conversion the 1999 Subordinated Notes, a sufficient number of shares of Common Stock to permit the conversion in full of the sum of the aggregate unpaid principal balances and accrued but unpaid interest due on all 1999 Subordinated Notes.

                           (9) For purposes of this Section 6, "Fair Market Value" means the average of the last reported sales price of the Common Stock on the Nasdaq Stock Market or on any national or regional securities exchange on which the Common Stock is listed or admitted to unlisted trading privileges and on which the Common Stock is principally traded or quoted, as reported for each of the 10 consecutive trading days ending on the 10th trading date prior to any dividend payment date; or if there is no public market for the Common Stock of the Company, the Fair Market Value shall be calculated based on the price paid per share of Common Stock or the valuation of the Company in the Company's most recent equity financing transaction with a third party, or, if in the judgment of the Board of Directors of the Company, the fair market value is materially different from that reflected by such valuation, then the Fair Market Value shall be determined by the Board of Directors in good faith.

                  b.       Adjustments to 1999 Subordinated Notes Conversion
                           Price.

                           (1) In order to prevent dilution of the interests of the holders of the 1999 Subordinated Notes as a result of the conversion right granted to the Company under this subsection 6, the 1999 Subordinated Note Conversion Price will be subject to adjustment from time to time pursuant to this Section 6.b. The term "1999 Subordinated Note Conversion Price" initially means $2.00, as subsequently adjusted as provided below.

                            (2) If the Company issues or sells, or in accordance with Section 6.c. is deemed to have issued or sold, any shares of its Common Stock (except as set forth in Section 6.c.(9)) without consideration or for a consideration per share less than the 1999 Subordinated Note Conversion Price in effect immediately prior to the time of such issuance or sale, then upon such issuance or sale the 1999 Subordinated Note Conversion Price will be reduced to the conversion price determined by dividing (a) the sum of (1) the product derived by multiplying the 1999 Subordinated Conversion Price in effect immediately prior to such issuance or sale times the number of fully-diluted shares of Common Stock outstanding immediately prior to such issuance or sale, and (2) the consideration, if any, received by the Company upon such issuance or sale, by (b) the number of shares of fully-diluted Common Stock outstanding immediately prior to such issuance or sale plus the number of shares of Common Stock issued or deemed to have been issued in such sale pursuant to this Section 6.

                  c. Effect on 1999 Subordinated Note Conversion Prices of Certain Events.

                           (1) For purposes of determining the adjusted 1999 Subordinated Note Conversion Prices under Section 6.b., the following will be applicable:

                               (a) Issuance of Rights or Options. If the Company grants, issues or sells Options to acquire Common Stock or Convertible Securities and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of any Convertible Securities issuable upon the exercise of such Options is less than the 1999 Subordinated Note Conversion Price in effect immediately prior to the time of the granting, issuance or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting of such Options for such price per share. For purposes of this Section, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the sum of (i) the amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (ii) the minimum aggregate amount of additional consideration payable to the Company upon exercise of all such Options, plus (iii) in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the 1999 Subordinated Note Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                               (b) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange thereof is less than the 1999 Subordinated Note Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section, the "price per share for which Common Stock" shall be determined by dividing (A) the sum of (i) the amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (ii) the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the 1999 Subordinated Note Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the 1999 Subordinated Note Conversion Price had been or are to be made pursuant to other provisions of this Section 6, no further adjustment of the 1999 Subordinated Note Conversion Price shall be made by reason of such issue or sale.

                               (c) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock change at any time, the 1999 Subordinated Note Conversion Price in effect at the time of such change shall be readjusted to the 1999 Subordinated Note Conversion Price which would have been in effect at such time had such Options or Convertible Securities originally provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

                           (2) For purposes of determining the adjusted 1999 Subordinated Note Conversion Price under Subsection 6.b.(2) and (3), the following will be applicable:

                               (a) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Company therefor after deducting any discounts or commissions paid or incurred by the Company in connection with the issuance and sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the Fair Market Value thereof as of the date of receipt. If any Common Stock, Options or Convertible Securities are issued in connection with any merger in which the Company is the surviving Company, the amount of consideration therefor will be deemed to be the Fair Market Value of such portion of the net assets and business of the non-surviving Company as is attributable to such Common Stock, Options or Convertible Securities, as the case may be.

                               (b) Integrated Transactions. In case any Options are issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01 each.

                               (c) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

                               (d) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                           (3) Subdivision or Combination of Common Stock. If the Company at any time subdivides one or more classes of its outstanding shares of Common Stock into a greater number of shares, the 1999 Subordinated Note Conversion Price in effect immediately prior to such subdivision will be proportionately reduced, and if the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the 1999 Subordinated Note Conversion Price in effect immediately prior to such combination will be proportionately increased.

                           (4) Stock Dividends. In the event of any stock dividend or other distribution payable in shares of Common Stock, or other securities or property of the Company, including securities of a third party, then in each such event the 1999 Subordinated Note Conversion Price shall be adjusted by multiplying the 1999 Subordinated Note Conversion Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or the number of shares of Common Stock which may be purchased at fair market value using the consideration equal to the aggregate Fair Market Value of the securities or other property of the Company to be distributed; provided, however, this adjustment shall exclude any such distributions to the extent a substantially similar distribution is made to the holders of the 1999 Subordinated Notes.

                           (5) Distributions of Property. In the event that the Company makes a distribution of its property to the holders of Common Stock as a dividend in liquidation or partial liquidation or by way of return of capital or other than as a dividend payable out of funds legally available for dividends under the laws of the State of Delaware, the holders of 1999 Subordinated Notes Preferred Stock shall, upon conversion thereof, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any consideration therefor, a sum equal to the amount of such property as would have been payable to them as owners of that number of shares of Common Stock receivable upon such conversion, had they been the holders of record of such Common Stock on the record date for such distribution; and an appropriate provision therefor shall be made a part of any such distribution; provided, however, this adjustment shall exclude any such distributions to the extent a substantially similar distribution is made to the holders of the 1999 Subordinated Notes.

                           (6) Reorganization, Reclassification, Merger or Consolidation. If at any time, as a result of:

                                    (i) a capital reorganization or
                           reclassification (other than a subdivision, combination, dividend or distribution provided for in Subsections (3), (4) or (5) above); or

                                    (ii) a merger or consolidation of the
                           Company with another Company (whether or not the Company is the surviving Company), the Common Stock issuable upon the conversion of the 1999 Subordinated Notes shall be changed into or exchanged for the same or a different number of shares of any class or classes of stock of the Company or any other Company, or other securities convertible into such shares, then, as a part of such reorganization, reclassification, merger or consolidation, appropriate adjustments shall be made in the terms of the 1999 Subordinated Notes (or of any instruments or securities into which the 1999 Subordinated Notes are changed or converted or for which the 1999 Subordinated Notes are exchanged), so that:

                  (x) the holders of shares of the 1999 Subordinated Notes or of such substitute securities shall thereafter be entitled to receive, upon conversion of the such 1999 Subordinated Notes or of such substitute securities, the substantially equivalent kind and amount of shares of stock, other securities, money and property which such holders would have received at the time of such capital reorganization, reclassification, merger, or consolidation, if the Company had elected to convert such 1999 Subordinated Notes into Common Stock immediately prior to such capital reorganization, reclassification, merger, or consolidation, and

                  (y) the 1999 Subordinated Notes or such substitute securities shall thereafter be adjusted on terms as nearly equivalent as may be practicable to the adjustments theretofore provided in this Section 6.c.

         The provisions of this Subsection (6) shall similarly apply to successive capital reorganizations, reclassifications, mergers, and consolidations.

                           (7) Certain Events. If any event occurs of the type contemplated by the provisions of Section 6.c. but not expressly provided for by such provisions, then the Board of Directors will make an appropriate adjustment in the 1999 Subordinated Note Conversion Price so as to protect the rights of the holders of the 1999 Subordinated Notes; provided, however, that, no such adjustment will increase the 1999 Subordinated Note Conversion Price as otherwise determined pursuant to Section 6.c. or decrease the number of shares of Common Stock issuable upon conversion of the 1999 Subordinated Notes.

                           (8) Notwithstanding the foregoing, no adjustment to the 1999 Subordinated Note Conversion Price shall be made for:

                               (a) issuances of Common Stock occurring prior to the date of this replacement Note;

                               (b) the issuance of warrants to officers, directors, shareholders or other investors in the Company, provided such issuance is approved by the Board of Directors;

                               (c) the issuance of shares of Common Stock into which the 1999 Subordinated Notes are convertible;

                               (d) the issuance of shares of Common Stock upon exercise of all options and warrants outstanding as of the date of this replacement Note;

                               (e) the issuance of options to acquire shares of Common Stock under the Company's incentive stock option or similar plans(or the issuance of such Common Stock upon the exercise thereof), provided each such plan has been approved by the Board of Directors;

                               (f) the issuance of shares of Common Stock under the Company's stock purchase or similar plans, provided each such plan has been approved by the Board of Directors;

                               (g) the issuance of Common Stock or Options, warrants or rights to acquire Common Stock or the issuance of Common Stock upon the exercise thereof, in connection with (i) strategic transactions including acquisitions, joint ventures and similar arrangements, (ii) to vendors or suppliers or other business associates, (iii), in connection with debt financings or (iv) as compensation to service providers including without limitation, as brokers, finders and financial consultants, in connection with capital raising transactions.

                  d. Notices. As soon as practicable (and in any case not later than fifteen (15) days) upon any adjustment of the 1999 Subordinated Note Conversion Price, the Company will give written notice thereof to all holders of 1999 Subordinate Notes.

                  e. Definitions.

                     "Convertible Securities" means securities convertible into or exchangeable for Common Stock.

                  "Options" means any grant, issue or sale by the Corporation of any right or option to subscribe for or to purchase Common Stock or any Convertible Securities.

         7. Warrant Coverage. Holder has received, on December 7, 1999, ten-year warrants (the "Warrants) to purchase 800,000 shares of common stock of the Company ("Common Stock"). The exercise price of the Warrants is $2.25 per share of Common Stock of the Company. The Warrants are evidenced by Warrant Certificates, issued in accordance with the terms of a Warrant Agreement.

         8. Subordination. The indebtedness evidenced by this Note shall at all times be wholly subordinate and junior in right of payment to all obligations of the Company under or in connection with the Credit Agreement of even date herewith ("Superior Debt") among the Company as guarantor, the borrowers CECO Group Inc., CECO Filters, Inc., Air Purator Corporation, New Bush Co., Inc., U.S. Facilities Management, Inc., The Kirk & Blum Manufacturing Company, and kbd/Technic, Inc., and the lenders PNC Bank, National Association and various other financial institutions, upon the terms and conditions contained in the Subordination Agreement between Green Diamond Oil Corp., Harvey Sandler, ICS Trustee Services, Ltd., and PNC Bank, National Association and various other financial institutions of even date herewith (the "Subordination Agreement").

         9. Repayment of Notes. In the event the Company completes an equity financing or offering or a series of equity financing or offerings for a total consideration in excess of $10,000,000, then twenty-five percent (25%) of all such consideration in excess of $10,000,000 shall be used immediately, upon receipt by the Company, to pre-pay the 1999 Subordinated Notes, provided such prepayment shall be made proportionately among the 1999 Subordinated Notes until the 1999 Subordinated Notes are paid in full.

         10. Covenants of the Company. The Company covenants and agrees that it shall not, without the prior written approval of the Holders of a majority of the aggregate principal amount outstanding of the 1999 Subordinated Notes ("Majority Holders"):

                  a. Obtain or incur any indebtedness or other monetary obligations that are senior to or on parity with the Notes, other than the Superior Debt.

                  b. Allow, suffer or cause to exist any lien, claim, security interest or encumbrance on the Company's property or assets, other than with respect to the Superior Debt and purchase money indebtedness incurred in the ordinary course of business.

                  c. Enter into any arrangement or agreement involving the merger or consolidation of the Company.

                  d. Use the proceeds from the sale of the 1999 Subordinated Notes other than in the ordinary course of its business for general corporate purposes including lending monies to any of its subsidiaries. The Company also covenants and agrees that it shall operate its business in the ordinary course.

         11.      Events of Default.

                  a. Occurrences of Events of Default. Each of the following events shall constitute an "Event of Default" for purposes of this
         Note:

                            (1) if the Company fails to pay any amount payable,
                  under this Note when due;

                            (2) if the Company breaches any of its
                  representations, warranties or covenants set forth in this Note or the Warrant Agreement;

                            (3) the commencement of an involuntary case against
                  the Company or its subsidiary or any of its subsidiaries under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the appointing of a receiver, liquidator, assignee, custodian, trustee or similar official of the Company or for any substantial part of the Company or one of its subsidiary's property, or ordering the winding-up or liquidation of the Company or one of its subsidiary's affairs;

                           (4) if the Company or any of its subsidiaries shall
                  commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or similar official of the Company or its subsidiary or for any substantial part of the Company or one of its subsidiary's property, or shall make any general assignment for the benefit of creditors, or shall take any corporate action in furtherance of any of the foregoing; or

                           (5) if the Company's business shall fail, as
                  determined in good faith by the Majority Holders and evidenced by the Company's inability to pay its ongoing debts as such debts become due.

                  b. Acceleration Upon Event of Default. If any Event of Default shall have occurred and be continuing, for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise), the unpaid principal amount of, and the accrued interest on, the Notes shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company.

         12. Investment Representations of the Holder. With respect to the purchase of this Note, the Common Stock issuable upon the exercise of the Warrants (collectively, the "Securities"), the Holder hereby represents and warrants to the Company as follows:

                  a. Experience. The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

                  b. Investment. The Holder is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Holder understands that the Securities have not been, and will not be, registered under the Securities Act of 1933, as amended ("Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder's representations as expressed herein. The holder is an "accredited investor" within the meaning of Regulation D, Section 501(a), promulgated by the Securities and Exchange Commission.

                  c. Rule 144. The Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act, or unless an exemption from such registration is available. The Holder understands that at this time the Company is not under any obligation to register any of the Securities. The Holder is aware of the provisions of Rule 144 promulgated under the Securities Act that permit limited resale of securities purchased in a private placement subject to satisfaction of certain conditions.

                  d. No Public Market. The Holder understands that no public market now exists for any of the Securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Securities.

                  e. Access to Data. The Holder has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and has also had an opportunity to ask questions of the Company's officers, which questions were answered to its satisfaction.

     13.          Miscellaneous.

                  a. Invalidity of Any Provision. If any provision or part of any provision of this Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Note and this Note shall be construed as if such invalid, illegal or unenforceable provisions or part hereof had never been contained herein, but only to the extent of its invalidity, illegality or unenforceability.

                  b. Governing Law. The Note shall be governed in all respects by the laws of the State of New York, excluding its conflict of laws.

                  c. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered personally,
         (ii) one (1) business day after transmission by facsimile transmission with a written confirmation copy sent by first class mail, or (iii) five (5) days after mailing if mailed by first class mail, to the following addresses:

                  If to the Company: CECO Environmental Corp.
                                     505 University Avenue, Suite 1400
                                     Toronto, Ontario M5G 1X3
                                     CANADA
                                     Attention: Phillip DeZwirek

                  And if to the Holder, to the address or facsimile number of Holder as set forth on the Company's records, or such other address as the Holder has provided to the Company by notice duly given.

                  d. Notice of a Sale Transaction. The Company shall give all Holders of Notes notice of the Closing of a Sale Transaction at least thirty (30) days prior to such Closing.

                  e. Collection. If the indebtedness represented by the Note or any part thereof is collected at law or in equity or in bankruptcy, receivership or other judicial proceedings or if the Note is placed in the hands of attorneys for collection after the occurrence of an Event of Default, the Company agrees to pay, in addition to the outstanding principal and accrued interest payable hereon, reasonable attorneys' fees and costs incurred by the Holder, or on behalf of the Holder by a representative of the Holder.

                  f. Successors and Assigns. The rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

                  g. Waivers. The Company and any endorsers, sureties, guarantors, and all others who are, or may become liable for the payment hereof severally: (a) waive presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, (b) consent to all extensions of time, renewals, postponements of time of payment of this Note or other modifications hereof from time to time prior to or after the maturity date hereof, whether by acceleration or in due course, without notice, consent or consideration to any of the foregoing, (c) agree to any substitution, exchange, addition, or release of any of the security for the indebtedness evidenced by this Note or the addition or release of any party or person primarily or secondarily liable hereon, (d) agree that Holder shall not be required first to institute any suit, or to exhaust its remedies against the Company or any other person or party to become liable hereunder or against the security in order to enforce the payment of this Note and (e) agree that, notwithstanding the occurrence of any of the foregoing (except by the express written release by Holder of any such person), the Company shall be and remain, directly and primarily liable for all sums due under this Note.

                  h. Time. Time is of the essence in this Note.

                  i. Captions. The captions of sections of this Note are for convenient reference only, and shall not affect the construction or interpretation of any of the terms and provisions set forth in this Note.

                  j. Number and Gender. Whenever used in this Note, the singular number shall include the plural, and the masculine shall include the feminine and the neuter, and vice versa.

                  k. Remedies. All remedies of the Holder shall be cumulative and concurrent and may be pursued singly, successively, or together at the sole discretion of the Holder and may be exercised as often as occasion therefor shall arise. No act of omission or commission of the Holder, including specifically any failure to exercise any right, remedy or recourse shall be effective unless it is set forth in a written document executed by the Holder and then only to the extent specifically recited therein. A waiver or release with reference to one event shall not be construed as continuing as a bar to or as a waiver or release of any subsequent right, remedy, or recourse as to any subsequent event.

                  l. No Waiver by Holder. The acceptance by Holder of any payment under this Note which is less than the amount then due or the acceptance of any amount after the due date thereof, shall not be deemed a waiver of any right or remedy available to Holder nor nullify the prior exercise of any such right or remedy by Holder. None of the terms or provisions of this Promissory Note may be waived, altered, modified or amended except by a written document executed by Holder and then only to the extent specifically recited therein. No course of dealing or conduct shall be effective waive, alter, modify or amend any of the terms or provisions hereof. The failure or delay to exercise any right or remedy available to Holder shall not constitute a waiver of the right of the Holder to exercise the same or any other right or remedy available to Holder at that time or at any subsequent time.

                  m. Submission to Jurisdiction. BORROWER, AND ANY ENDORSERS, SURETIES, GUARANTORS AND ALL OTHERS WHO ARE, OR WHO MAY BECOME, LIABLE FOR THE PAYMENT HEREOF SEVERALLY, IRREVOCABLY AND UNCONDITIONALLY (A) AGREE THAT ANY SUIT, ACTION, OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER AGREEMENT, DOCUMENT OR INSTRUMENT DELIVERED PURSUANT TO, OR IN CONNECTION WITH THIS NOTE SHALL BE BROUGHT AND MAINTAINED IN THE COURTS IN AND FOR NEW YORK COUNTY, NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; (B) CONSENT TO THE JURISDICTION OF EACH SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING; AND (C) WAIVE ANY OBJECTION WHICH IT OR THEY MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION, OR PROCEEDING IN ANY OF SUCH COURTS.

                  n. Waiver of Trial by Jury. HOLDER AND BORROWER HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS NOTE, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION THEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOLDER TO MAKE THE LOAN EVIDENCED BY THIS NOTE.


                                            CECO ENVIRONMENTAL CORP.


                                            By:  /s/ Phillip DeZwirek
                                                 ------------------------------
                                                 Phillip DeZwirek, President